EXHIBIT 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  April 19, 2004

                                      LEUCADIA NATIONAL CORPORATION


                                      By:  /s/  Barbara L. Lowenthal
                                          --------------------------------------
                                          Name:  Barbara L. Lowenthal
                                          Title: Vice President and Comptroller


                                      PERSHING SQUARE, L.P.

                                      By:  PERSHING SQUARE GP, LLC


                                      By:  /s/ William Ackman
                                          --------------------------------------
                                          Name:  William Ackman
                                          Title: Managing Member



                                      PERSHING SQUARE GP, LLC


                                      By:  /s/ William Ackman
                                          --------------------------------------
                                           Name:  William Ackman
                                           Title: Managing Member


                                      By:  /s/ William Ackman
                                          --------------------------------------
                                           Name: William Ackman